                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [X]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         POLO RALPH LAUREN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [POLO RALPH LAUREN LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     TO THE OWNERS OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

     The Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on AUGUST 13, 1998, AT 9:30 A.M., local time, for the following purposes:

          1. To elect seven Directors to serve until the 1999 Annual Meeting of Stockholders;

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the fiscal year ending April 3, 1999; and

          3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Stockholders of record at the close of business on June 18, 1998, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ Victor Cohen

                                          Victor Cohen
                                          Senior Vice President, General Counsel
                                          and Secretary

New York, New York
June 26, 1998

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                         POLO RALPH LAUREN CORPORATION
                               650 Madison Avenue
                            New York, New York 10022
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 13, 1998

     This Proxy Statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 13, 1998, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     All proxies delivered pursuant to this solicitation are revocable at the option of the persons executing them by giving written notice to the Secretary of the Company at any time before such proxies are voted, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The mailing address of the principal executive offices of the Company is 650 Madison Avenue, New York, New York 10022, Attention: Secretary. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is June 26, 1998

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 1999 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to specific nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for Director in the applicable class and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors. The Company's Board of Directors has by resolution fixed the number of directors at seven. ONE OF THE DIRECTORS (THE "CLASS A DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS A COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING; FIVE OF THE DIRECTORS (EACH A "CLASS B DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS B COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING; AND ONE OF THE DIRECTORS (THE "CLASS C DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS C COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING. In accordance with the Company's Amended and Restated Bylaws, the appointment of Deloitte & Touche LLP as independent auditors will be ratified by a majority of the votes cast "For" or "Against" the proposal by holders of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company (collectively, the "Common Stock") voting on the proposal in person or by proxy at the Annual Meeting. In the case of ratification of the appointment of independent auditors, abstentions and broker non-votes, while not included in calculating vote totals, will have the practical effect of reducing the number of votes "For" needed to approve the proposal.

     The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding on the record date is necessary to have a quorum for the Annual Meeting.

     Only holders of record of shares of Common Stock at the close of business on June 18, 1998, are entitled to notice of and to vote at the Annual Meeting or adjournments or postponements thereof. Each owner of record of Class A Common Stock or Class C Common Stock on the record date is entitled to one vote for each share so held. Each owner of record of Class B Common Stock is entitled to ten votes for each share so held. On June 18, 1998, there were 34,083,302 shares of Class A Common Stock, 43,280,021 shares of Class B Common Stock and 22,720,979 shares of Class C Common Stock of the Company issued and outstanding.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The Board of Directors of the Company, in accordance with the Amended and Restated Bylaws of the Company, has by resolution fixed the number of Directors of the Company at seven. The Board of Directors is presently divided into three classes. Pursuant to the Company's Amended and Restated Certificate of Incorporation, one of the directors will be elected by the holders of Class A Common Stock (the "Class A Director"), five of the directors will be elected by the holders of Class B Common Stock (the "Class B Directors"), and one of the directors will be elected by the holders of Class C Common Stock (the "Class C Director"), each to serve for a period of one year.

     The Directors whose terms will expire at the 1998 Annual Meeting of Stockholders are Allen Questrom (the Class A Director), Ralph Lauren, Michael J. Newman, Frank A. Bennack, Jr., Terry S. Semel, Peter Strom (each a Class B Director) and Richard A. Friedman (the Class C Director), each of whom has been nominated to stand for reelection as Director at the 1998 Annual Meeting to hold office until the 1999 Annual Meeting and until his successor is elected and qualified.

     Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 1999 ANNUAL MEETING AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

          CLASS A DIRECTOR NOMINEE FOR ELECTION TO TERM EXPIRING 1999

Allen Questrom......................  Age 58  Mr. Questrom, who was the Chairman and Chief Executive
                                              Officer of Federated Department Stores, Inc. from
                                              February 1990 to May 1997, has been a Director of the
                                              Company since September 1997. He is a member of the
                                              Board of Directors of Interpublic Group of Companies,
                                              Inc. and AEA Investors, Inc.

          CLASS B DIRECTOR NOMINEES FOR ELECTION TO TERM EXPIRING 1999

Ralph Lauren........................  Age 58  Mr. Lauren has been a director of the Company since prior to the commencement of the Company's initial
                                              public offering and a member of the Advisory Board or
                                              Board of Directors of the Company's predecessors since
                                              their organization. Mr. Lauren is the Company's Chairman
                                              and Chief Executive Officer. He founded Polo in 1968 and
                                              has provided leadership in the design, marketing and
                                              operational areas since such time.
Michael J. Newman...................  Age 52  Mr. Newman has been a director of the Company since prior to the commencement of the Company's initial
                                              public offering and a member of the Advisory Board of
                                              the Company's predecessor since April 1995. Mr. Newman
                                              has been Vice Chairman and Chief Operating Officer of
                                              the Company since 1995. He was President and Chief
                                              Operating Officer of the Company's Menswear operations
                                              from 1991 to 1994, and Executive Vice President from
                                              1989 to 1991. Mr. Newman joined Polo as Vice President
                                              of Finance and Chief Financial Officer in 1987. Prior to
                                              joining the Company, Mr. Newman was Senior Vice
                                              President of Finance at Kaiser-Roth Apparel.
Frank A. Bennack, Jr................  Age 65  Mr. Bennack has been a director of the Company since
                                              January 1998. Mr. Bennack has been the President and
                                              Chief Executive Officer of The Hearst Corporation since
                                              1979. He is a member of the Board of Directors of The
                                              Hearst Corporation, Hearst-Argyle Television, Inc.,
                                              American Home Products Corporation, The Chase Manhattan
                                              Corporation and The Chase Manhattan Bank.
Terry S. Semel......................  Age 55  Mr. Semel has been a director of the Company since
                                              September 1997. Mr. Semel has been the Chairman of the
                                              Board and Co-Chief Executive Officer of the Warner Bros.
                                              Division of Time Warner Entertainment LP ("Warner
                                              Brothers"), since March 1994 and of Warner Music Group
                                              since November 1995. For more than ten years prior to
                                              that, he was President of Warner Brothers or its
                                              predecessor, Warner Bros. Inc. Mr. Semel is a member of
                                              the Board of Directors of Revlon, Inc.

Peter Strom.........................  Age 69  Mr. Strom has been a director of the Company since
                                              September 1997 and was a member of the Advisory Board of
                                              the Company's predecessor from October 1994 until his
                                              retirement in April 1995. Mr. Strom was an initial
                                              officer of Polo in 1968 and held various management
                                              positions in the Company, including, at the time of his
                                              retirement, serving as the Company's Vice-Chairman and
                                              Chief Operating Officer.

          CLASS C DIRECTOR NOMINEE FOR ELECTION TO TERM EXPIRING 1999

Richard A. Friedman.................  Age 40  Mr. Friedman has been a director of the Company since prior to commencement of the Company's initial public
                                              offering and a member of the Advisory Board of the
                                              Company's predecessor since 1994. Mr. Friedman is a
                                              Managing Director of Goldman, Sachs & Co. and head of
                                              the Principal Investment Area. He joined Goldman, Sachs
                                              & Co. in 1981. Mr. Friedman is a member of the Board of
                                              Directors of AMF Bowling, Inc., AMF Bowling Worldwide,
                                              Inc. and Diamond Cable Communications PLC.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

     In September 1997, the Board of Directors established three committees -- the Audit Committee, the Compensation Committee and the Executive Committee.

     The Audit Committee members are Terry S. Semel and Allen Questrom. The Committee, among other things, recommends annually to the Board of Directors the appointment of the independent auditors of the Company, discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial reporting policies of the Company, reviews the adequacy of the financial organization of the Company, and reviews management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

     The Compensation Committee members are Richard A. Friedman, Allen Questrom and Terry S. Semel. Prior to the Company's initial public offering, the Company's senior management was directly involved in setting compensation for the Company's executives. The Compensation Committee and its subcommittee composed of Messrs. Questrom and Semel reviews and approves compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the Company's 1997 Stock Incentive Plan (as defined).

     The Executive Committee members are Ralph Lauren and Michael J. Newman. The Executive Committee has the authority, between meetings of the full Board of Directors, to approve matters necessary to carry on the business of the Company in the ordinary course.

     In fiscal 1998, there were seven meetings in the aggregate held by the Board of Directors and its Compensation and Audit Committees. Each Director attended more than 75% of the meetings held by the Board of Directors and the committees on which he served, except for Mr. Semel who attended more than 70% of such meetings. The Company's Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual retainer of $25,000 and stock option grants under the Company's 1997 Non-Employee Director Option Plan. See "-- 1997 Non-Employee Director Option Plan." Non-employee directors also receive $1,000 for each board or committee meeting attended. Directors who are also employees of the Company receive no additional compensation for service as a director. See also "Certain Relationships and Related Transactions -- Other Agreements, Transactions and Relationships."

     Compensation Committee Interlocks and Insider Participation. Prior to the establishment of the Compensation Committee in September 1997, Ralph Lauren and Michael J. Newman were directors of the Company and each participated in deliberations concerning executive compensation.

     Transactions between the Company and Mr. Lauren on the one hand, and between the Company and certain investment funds affiliated with The Goldman Sachs Group, L.P. (collectively, the "GS Group") on the other hand, will be approved by the Board of Directors or a committee of directors not affiliated with Mr. Lauren or the GS Group, as applicable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 18, 1998 by (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company's voting securities, (ii) each director,
(iii) each of the executive officers whose names appear in the summary compensation table (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person. As described in the notes to the table, voting power with respect to certain shares of Class A Common Stock is shared by the named individuals. Consequently, such shares are shown as beneficially owned by more than one person.

                                                                                                 VOTING
                                                                                                POWER OF
                                 CLASS A COMMON        CLASS B COMMON       CLASS C COMMON       TOTAL
                                    STOCK(1)               STOCK                 STOCK           COMMON
                                -----------------    ------------------    -----------------     STOCK
                                 NUMBER       %        NUMBER       %        NUMBER       %        %
                                 ------       -        ------       -        ------       -     --------
Mr. Ralph Lauren..............    500,000     1.4    43,280,021(2)  100            --     --      88.4
RL Holding, L.P. (3)..........         --      --    13,383,482    30.9            --     --      27.3
The Goldman Sachs Group,
  L.P.(4).....................         --      --            --      --    22,720,979    100       4.6
Michael J. Newman (5).........    197,040       *            --      --            --     --         *
F. Lance Isham (6)............     38,333       *            --      --            --     --         *
Cheryl Sterling Udell (6).....     33,333       *            --      --            --     --         *
Victor Cohen (6)..............     11,617       *            --      --            --     --         *
Karen L. Rosenbach (6)........     12,667       *            --      --            --     --         *
Nancy A. Platoni Poli (6).....     11,167       *            --      --            --     --         *
Richard A. Friedman (7).......         --       *            --      --            --     --         *
Frank A. Bennack, Jr. (8).....      2,000       *            --      --            --     --         *
Allen Questrom (8)............      5,000       *            --      --            --     --         *
Terry S. Semel (8)............      7,500       *            --      --            --     --         *
Peter Strom (8)...............     10,000       *            --      --            --     --         *
Baron Capital Group, Inc.
  (9).........................  6,535,900    19.2            --      --            --     --       1.3
The Prudential Insurance
  Company of America (10).....  1,964,550     5.8            --      --            --     --         *
All directors and executive
  officers as a group (12
  persons) (2)(5)(6)(7).......    828,657     2.4    43,280,021     100            --     --      88.4

---------------

  * Less than 1.0%

 (1) Each share of Class B Common Stock and Class C Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauren Family Member (as hereinafter defined). Each share of Class C Common Stock is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a member of the GS Group or, until April 15, 2002, any successor thereof. The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion rights.

 (2) Includes 1,557,503 shares of Class B Common Stock owned by RL Family, L.P., a partnership of which Mr. Lauren is the sole general partner and 13,383,482 shares of Class B Common Stock owned by RL Holding, L.P., a partnership controlled by RL Holding Group, Inc, a corporation wholly owned by Mr. Lauren. Includes options granted simultaneously with the Company's initial public offering to Mr. Lauren under the 1997 Stock Incentive Plan representing the right to acquire 500,000 shares of Class A Common Stock, which options vested immediately upon the grant thereof. The address of Mr. Lauren is 650 Madison Avenue, New York, New York, 10022.

 (3) RL Holding, L.P. is a partnership controlled by RL Holding Group, Inc., a corporation wholly owned by Mr. Lauren.

 (4) According to the Schedule 13D filed on April 23, 1998, (i) GS Capital Partners, L.P. ("GS Capital") beneficially owns, and GS Advisors, L.P. ("GS Advisors"), as general partner of GS Capital, may be deemed to beneficially own, 21,458,715 shares of Class A Common Stock (including shares of Class C Common Stock); (ii) Stone Street Fund 1994, L.P. ("Stone Street") beneficially owns 616,607 shares of Class A Common Stock (including shares of Class C Common Stock); (iii) Bridge Street Fund 1994, L.P. ("Bridge Street") beneficially owns 645,657 shares of Class A Common Stock (including shares of Class C Common Stock); (iv) Stone Street Funding Corp. ("Funding Corp."), as the general partner of Stone Street and the managing general partner of Bridge Street, may be deemed to beneficially own 1,262,264 shares of Class A Common Stock (including shares of Class C Common Stock) beneficially owned by Stone Street and Bridge Street; and (v) Goldman, Sachs & Co. ("Goldman Sachs") and The Goldman Sachs Group, L.P. ("GS LP") may be deemed to beneficially own 22,720,979 shares of Class A Common Stock (including shares of Class C Common Stock) which may be deemed to have been beneficially owned by GS Capital, Stone Street and Bridge Street. In addition, Goldman Sachs and GS LP beneficially own 1,000 shares of Class A Common Stock acquired in ordinary course trading activities, and may be deemed to beneficially own 400,435 shares of Class A Common Stock held in client accounts with respect to which Goldman Sachs or employees of Goldman Sachs have voting or investment discretion, or both (the "Managed Accounts"). Goldman Sachs and GS LP each disclaim beneficial ownership of the shares (i) held in the Managed Accounts, and (ii) owned by GS Capital, Stone Street and Bridge Street to the extent of partnership interest in such partnerships held by persons other than Goldman Sachs, GS LP or their affiliates. Each of the persons shares voting and dispositive power with respect to its shares. The address of each of the persons is 85 Broad Street, New York, New York 10004.

 (5) Includes options representing the right to acquire 116,667 shares of Class A Common Stock which vested June 11, 1998. Does not include 233,333 options, 116, 667 of which will vest on June 11, 1999 and 116,666 of which will vest on June 11, 2000. Includes 76,923 restricted shares granted upon the commencement of the Company's initial public offering to Mr. Newman under the 1997 Stock Incentive Plan. One-third of Mr. Newman's restricted shares vested on June 11, 1997 (upon the commencement of the Company's initial public offering), and one-third will vest ratably with respect to the remaining shares on each of June 11, 1999 and June 11, 2000.

 (6) Includes options granted to Mr. Isham, Ms. Sterling Udell, Mr. Cohen, Ms. Platoni Poli and Ms. Rosenbach and to all directors and executive officers as a group under the 1997 Stock Incentive Plan representing the right to acquire 33,333, 33,333, 9,667, 9,667, 9,667 and 712,334 shares of Class A
     Common Stock, respectively, all of which vested June 11, 1998. Does not include options granted to Mr. Isham, Ms. Sterling Udell, Mr. Cohen, and Ms. Platoni Poli to all directors and executive officers as a group under the 1997 Stock Incentive Plan and the 1997 Non-Employee Director Option Plan representing the right to acquire 66,667, 66,667, 19,333, 19,333, 19,333 and 463,666 shares of Class A Common Stock, respectively.

 (7) Mr. Friedman, who is a Managing Director of Goldman, Sachs & Co., disclaims beneficial ownership of the shares owned by the GS Group, except to the extent of his pecuniary interest therein.

 (8) Does not include options granted to Messrs. Bennack, Questrom, Semel and Strom under the 1997 Non-Employee Director Option Plan representing the right to acquire 7,500, 10,500, 10,500 and 10,500 shares of Class A Common Stock, respectively. See "Executive Compensation -- 1997 Non-Employee Director Option Plan" below.

 (9) According to a Schedule 13G filed on May 11, 1998, (i) BAMCO, Inc. ("BAMCO") beneficially owns 6,030,000 shares of Class A Common Stock, (ii) Baron Asset Fund ("BAF"), an investment advisory client of BAMCO, beneficially owns 5,875,000 shares of Class A Common Stock, (iii) Baron Capital Management, Inc. ("BCM") beneficially owns 505,900 shares of Class A Common Stock, (iv) Baron Capital Group, Inc. ("BCG"), the parent holding company of BAMCO and BCM, beneficially owns 6,535,900 shares of Class A Common Stock, and (v) Ronald Baron, who holds a controlling interest in BCG, beneficially owns 6,535,900 shares of Class A Common Stock. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. Each of BAMCO and BCM shares voting and dispositive powers with respect to its shares. Each of BCG, BCM and Ronald Baron shares voting and dispositive powers with respect to 6,335,900, 305,900 and 6,335,900 shares, respectively, and has sole voting and dispositive powers with respect to 200,000 shares. The address of each of the persons is 767 Fifth Avenue, 24th Floor, New York, New York 10153.

(10) According to a Schedule 13G filed on February 10, 1998, The Prudential Insurance Company of America ("Prudential") beneficially owns 1,964,550 shares of Class A Common Stock, which are held for the benefit of its clients, by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential has the sole voting and dispositive power with respect to 145,900 shares, and shares voting and dispositive power with respect to 1,443,050 shares. The address of Prudential is 751 Broad Street, Newark, New Jersey 07102.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to beneficial owners of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended March 28, 1998, or written representations from certain reporting persons that no Forms 5 were required for those persons, all transactions were reported on a timely basis, except that The Goldman Sachs Group, L.P. (reporting on behalf of itself and GS Capital, Bridge Street, Stone Street, Funding Corp., GS Advisors, and Goldman Sachs), a beneficial owner of more than ten percent of the Company's Common Stock, and Richard A. Friedman, a member of the Board of Directors of the Company and a managing director of Goldman Sachs, reported in their Forms 5 filed with the Commission that each of them failed to file on a timely basis a Form 4 with respect to a non-exempt acquisition of 1,000 shares of Class A Common Stock on June 16, 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded to or earned by the chief executive officer and the six other most highly-compensated executive officers of the Company for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended March 28, 1998, March 29, 1997 and March 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                            ALL OTHER
                                                  ANNUAL COMPENSATION (1)        LONG TERM COMPENSATION    COMPENSATION
                                                ----------------------------    ------------------------   ------------
                                                                                         AWARDS
                                                                                         ------
                                                                                RESTRICTED    SECURITIES
                                                                                  STOCK       UNDERLYING
                                                        SALARY       BONUS        AWARDS       OPTIONS
         NAME AND PRINCIPAL POSITION            YEAR      ($)         ($)          ($)           (#)           ($)
         ---------------------------            ----    ------       -----      ----------    ----------       ---
Ralph Lauren..................................  1998   1,000,000   4,365,000            0      500,000      3,340,371(2)
  Chairman of the Board and Chief Executive     1997   2,700,000           0            0            0      2,739,069(2)
  Officer                                       1996   2,700,000           0            0            0      2,711,571(2)
Michael J. Newman.............................  1998     879,616   1,819,522    1,333,000(9)   350,000        673,719(3)
  Vice Chairman and Chief Operating Officer     1997     800,000   5,167,000(9)         0            0        588,436(3)
                                                1996     800,000   1,000,000            0            0        296,557(3)
F. Lance Isham................................  1998     700,000     673,750            0      100,000        653,226(4)
  Group President, Menswear                     1997     500,000     500,000            0            0        342,210(4)
                                                1996     500,000      50,000            0            0        162,297(4)
Cheryl Sterling Udell.........................  1998     700,000     661,150            0      100,000        668,775(5)
  Group President, Womenswear                   1997     630,000     630,000            0            0        318,687(5)
                                                1996     630,000     163,000            0            0        267,444(5)
Victor Cohen..................................  1998     380,000     207,480            0       29,000         70,721(6)
  Senior Vice President, General Counsel &      1997     360,000     216,000            0            0         66,180(6)
  Secretary                                     1996     343,000      34,000            0            0         37,150(6)
Karen Rosenbach...............................  1998     300,000     180,000            0       29,000         67,085(7)
  Senior Vice President, Human Resources &      1997     239,231     143,539            0            0         62,482(7)
  Administration                                1996     200,000      20,000            0            0         38,324(7)
Nancy A. Platoni Poli.........................  1998     300,000     153,000            0       29,000         55,483(8)
  Senior Vice President, Chief Financial
  Officer                                       1997     217,308      86,923            0            0         45,947(8)
                                                1996     188,462      20,000            0            0         51,845(8)

---------------
(1) "Other Annual Compensation" did not exceed $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers.

(2) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Mr. Lauren include the value of Company-paid premiums on split-dollar life insurance policies on the lives of the executive and his spouse in the amounts of $3,321,235, $2,722,045 and $2,701,720, respectively. The Company will recover all premiums paid by it at the time death benefits are paid thereon, and may recover such amounts earlier under certain circumstances. See "Certain Relationships and Related Transactions." The amounts reported in fiscal 1998, fiscal 1997 and fiscal 1996 also reflect: (i) supplementary medical benefits in the amounts of $11,936, $10,683 and $3,870, respectively; and (ii) benefits paid under the Company's 401K Plan (as defined) in the amounts of $7,200, $6,341 and $5,981, respectively.

(3) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Mr. Newman reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $5,772, $10,115 and $10,039, respectively; (ii) supplementary medical benefits in the amounts of $5,951, $2,337 and $1,183, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $185,983, $322,159 and $24,376, respectively; (iv) contributions to the Company's Executive Deferred Compensation Trusts (as defined) in the amounts of $464,063, $246,561 and $250,478, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $11,950, $7,264 and $10,481, respectively.

(4) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Mr. Isham reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $11,252, $11,166 and $11,087, respectively; (ii) supplementary medical benefits in the amounts of $4,786, $5,023 and $3,251, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $105,011, $78,629 and $29,290, respectively; (iv) contributions to the Company's Executive Deferred Compensation Trusts in the amounts of $520,227, $236,551 and $111,530, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $11,950, $10,841 and $7,139, respectively.

(5) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Ms. Sterling Udell reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $7,491, $7,419 and $7,336, respectively; (ii) supplementary medical benefits in the amounts of $17,980, $5,956 and $9,123, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $103,489, $89,728 and $27,345, respectively; (iv) contributions to the Company's Executive Deferred Compensation Trusts in the amounts of $527,865, $204,743 and $213,159, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $11,950, $10,841 and $10,481, respectively.

(6) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Mr. Cohen reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $3,942, $7,051 and $6,995, respectively; (ii) supplementary medical benefits in the amounts of $3,830, $2,362 and $2,153, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $50,999, $45,926 and $17,521, respectively; and (iv) benefits paid under the Company's 401K Plan in the amounts of $11,950, $10,841 and $10,481, respectively.

(7) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Ms. Rosenbach reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $6,152, $6,099 and $6,057, respectively; (ii) supplementary medical benefits in the amounts of $11,211, $14,703 and $10,697, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $37,772, $30,839 and $11,089, respectively; and (iv) benefits paid under the Company's 401K Plan in the amounts of $11,950, $10,841, and $10,481, respectively.

(8) The amounts reported under "All Other Compensation" in fiscal 1998, fiscal 1997 and fiscal 1996 for Ms. Platoni Poli reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $6,310, $6,258 and $6,317, respectively; (ii) supplementary medical benefits in the amounts of $2,489, $1,704 and $984, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $34,734, $27,144 and $34,063, respectively; and (iv) benefits paid under the Company's 401K Plan in the amounts of $11,950, $10,841 and $10,481, respectively.

(9) Upon commencement of the initial public offering, Mr. Newman was granted 76,923 restricted shares of Class A Common Stock with a fair market value of $2,000,000, or $26.00 per share, based upon the initial public offering price. The restricted shares vested immediately with respect to one-third of the shares, and will vest ratably with respect to the remaining shares on each of the second and third anniversaries of the commencement of the initial public offering, subject to Mr. Newman's continued employment with the Company. The 25,641 shares which vested immediately were awarded to Mr. Newman as payment of his fiscal 1997 bonus. At March 28, 1998, the aggregate number of unvested restricted shares held by Mr. Newman were 51,282 and the aggregate value thereof (based upon the closing price of the Company's Class A Common Stock as of March 27, 1998) was $1,532,050.

                          OPTION GRANTS IN FISCAL 1998

                                                         INDIVIDUAL GRANTS
                                --------------------------------------------------------------------
                                                 PERCENT
                                                 OF TOTAL
                                  NUMBER OF      OPTIONS
                                 SECURITIES     GRANTED TO
                                 UNDERLYING     EMPLOYEES    EXERCISE                    GRANT DATE
                                   OPTIONS      IN FISCAL      PRICE      EXPIRATION       PRESENT
                                GRANTED(#)(1)      1998      ($/SHARE)       DATE        VALUE($)(2)
                                -------------   ----------   ---------   -------------   -----------
Ralph Lauren..................     500,000        11.06%      $26.00     June 11, 2007   $6,310,000
Michael J. Newman.............     350,000         7.74%      $26.00     June 11, 2007   $4,417,000
F. Lance Isham................     100,000         2.21%      $26.00     June 11, 2007   $1,262,000
Cheryl Sterling Udell.........     100,000         2.21%      $26.00     June 11, 2007   $1,262,000
Victor Cohen..................      29,000         0.64%      $26.00     June 11, 2007   $  365,980
Karen L. Rosenbach............      29,000         0.64%      $26.00     June 11, 2007   $  365,980
Nancy A. Platoni Poli.........      29,000         0.64%      $26.00     June 11, 2007   $  365,980

---------------
(1) The options granted in fiscal 1998 to the Named Executive Officers have a term of 10 years and were granted pursuant to the Company's 1997 Stock Incentive Plan on the date of the commencement of the Company's initial public offering. The options vest pro rata over a three-year period from the date of grant for all executives, except for Mr. Lauren, whose options vested immediately upon the grant thereof.

(2) As permitted by the Securities and Exchange Commission rules, the Company elected to present the Grant Date Present Value of the options set forth in this table calculated using the Black-Scholes option-pricing method. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: expected time of exercise of 5.45 years, volatility of 42%, risk-free interest rate of 6.45% and no future dividends. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company's Common Stock.

   AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL 1998 YEAR-END OPTION
                                   VALUES(1)

                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED        VALUES OF UNEXERCISED IN-THE-
                                     OPTIONS ON MARCH 28, 1998      MONEY OPTIONS ON MARCH 28, 1998
                                    ----------------------------    --------------------------------
                                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE(2)
                                    -----------    -------------    -----------    ----------------
Ralph Lauren......................    500,000               0       $1,937,500                 0
Michael J. Newman.................          0         350,000                0        $1,356,250
F. Lance Isham....................          0         100,000                0        $  387,500
Cheryl Sterling Udell.............          0         100,000                0        $  387,500
Victor Cohen......................          0          29,000                0        $  112,375
Karen L. Rosenbach................          0          29,000                0        $  112,375
Nancy A. Platoni Poli.............          0          29,000                0        $  112,375

---------------
(1) No options were exercised in fiscal 1998.

(2) Calculated using the closing price of $29.875 per share on March 27, 1998, the last trading day in fiscal 1998, minus the option exercise price.

EXECUTIVE COMPENSATION AGREEMENTS

     Deferred Compensation Agreements. The Company has entered into deferred compensation agreements with each of Messrs. Newman and Isham and Ms. Sterling Udell (effective as of April 1, 1993, April 1, 1995 and April 1, 1993, respectively, and expiring on March 31, 2003, March 31, 2005 and March 31, 2003, respectively) (each a "Deferred Compensation Agreement").

     The Deferred Compensation Agreements generally provide that the Company will, on a monthly basis, contribute to trusts established by the Company (the "Executive Deferred Compensation Trusts"), and credit a book reserve account in the executive's name (the "Deferred Compensation Account"), an amount equal to 20% of the executive's monthly base salary, and, in the case of Mr. Isham and Ms. Sterling Udell, 20% of the executive's monthly base salary and any incentive or bonus payments received by him or her during such month, provided that the executive is employed with the Company on the last day of such month. Amounts contributed to the Executive Deferred Compensation Trusts and credited to the executive's Deferred Compensation Account will be invested and reinvested by the trustee of the Executive Deferred Compensation Trusts (the "Trustee") in one or more mutual funds managed by the Vanguard Group of Investment Companies, at the executive's election. This deferred compensation arrangement is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, any funds invested under the Executive Deferred Compensation Trusts continue to be part of the general funds of the Company.

     The executive's interest in his or her Deferred Compensation Account vests at the rate of 20% per year on the anniversary date of the effective date of the Deferred Compensation Agreement, but only if the executive has remained continuously employed by the Company as of each anniversary date. However, in the event that the executive's employment is terminated by disability or by the Company other than for "cause" or if the executive terminates his or her employment for "good reason", the executive will be 100% vested. On the earlier date of the expiration of the term of the Deferred Compensation Agreement or the earliest date practicable following the executive's termination of employment with the Company for any reason, the Company is obligated to make a lump sum payment to the executive equal to the vested amount credited to his Deferred Compensation Account.

     Ralph Lauren's Employment Agreement. Effective June 9, 1997, the Company entered into an employment agreement with Mr. Lauren (the "Lauren Agreement"). The Lauren Agreement provides for Mr. Lauren's employment as Chairman of the Board of Directors and Chief Executive Officer of the Company for a term of five years (the "Term"), subject to automatic, successive one-year extensions thereafter unless either party gives the other 90 days prior written notice that the Term will not be extended.

     The Lauren Agreement provides for an annual base salary of $1,000,000 and annual bonus payments within a range of $2,000,000 to $5,000,000, with $3,500,000 payable for achieving 100% of targeted performance goals; provided that Mr. Lauren's entitlement to receive the annual bonus during any period when compensation payable pursuant to the Lauren Agreement is subject to the deduction limitations of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), will be subject to shareholder approval of a plan or arrangement evidencing such annual bonus opportunity that complies with the requirements of section 162(m) of the Code. Pursuant to the Lauren Agreement, upon commencement of the initial public offering on June 11, 1997, Mr. Lauren received an initial grant of options to purchase 500,000 shares of Class A Common Stock (the "Initial Lauren Options"), each with an exercise price equal to $26, being the initial public offering price. The Initial Lauren Options vested on the date of grant. In addition, with respect to at least each of the first three fiscal years occurring after the commencement of the Offerings, Mr. Lauren will receive options to purchase 250,000 shares of Class A Common Stock (the "Annual Lauren Options") at an exercise price per share equal to the fair market value per share of Class A Common Stock as of the date of grant. The Annual Lauren Options will vest and become exercisable ratably over three years on each of the first three anniversaries of the date of grant. Pursuant to the Lauren Agreement, Mr. Lauren is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers in which he participated at the time of the Company's initial public offering and will be eligible to participate in any future employee benefit plans and arrangements established for senior officers of the Company on terms no less favorable than are provided to any other senior executive officer of the Company. In addition, the Company has agreed to maintain, and make premium contributions with respect to, certain split- dollar and other life insurance arrangements between the Company and Mr. Lauren, his family and/or life insurance trusts for the benefit of any of them, that were maintained or contributed to by the Company at the time of the Company's initial public offering. See "Executive Compensation -- Summary Compensation Table."

     The Company may terminate Mr. Lauren's employment in the event of his death or disability, in which case Mr. Lauren or his estate will be entitled to a lump sum cash payment equal to the sum of: (i) his base salary through the date on which his death or termination due to disability occurred; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) a pro-rata portion of the annual bonus he would otherwise have received for the fiscal year in which his death or termination due to disability occurred. In addition, any unvested options will vest immediately.

     If Mr. Lauren resigns with "Good Reason," or if the Company terminates Mr. Lauren's employment without "Cause," or if the Company elects not to extend the Term, then Mr. Lauren is entitled to receive an immediate lump sum cash payment equal to the sum of: (i) his base salary otherwise payable through the later of
(a) June 11, 2002 (the fifth anniversary of the commencement of the initial public offering), or (b) three years from the date of termination (the "Severance Period"); (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) bonus compensation for each full or partial fiscal year that occurs during the Severance Period equal to the average annual bonus paid to Mr. Lauren in each of the immediately preceding two fiscal years; provided that the amount of bonus compensation for any partial fiscal year beyond the third fiscal year following the date of Mr. Lauren's termination will be pro-rated. In addition, any unvested options will continue to vest on schedule, provided that Mr. Lauren complies with certain non-competition and other restrictive covenants and during the Severance Period the Company will (i) continue to provide Mr. Lauren with office facilities and secretarial assistance; (ii) continue to maintain and make premium contributions with respect to the split-dollar and life insurance arrangements described above, and
(iii) continue to provide Mr. Lauren with welfare and medical plan coverage and certain other fringe benefits.

     If Mr. Lauren resigns without Good Reason or if the Company terminates Mr. Lauren's employment for Cause or if Mr. Lauren elects not to renew the Term, then Mr. Lauren is entitled to an immediate lump sum cash payment equal to the sum of: (i) his base salary through the date of termination; and (ii) any accrued but unpaid compensation for any prior fiscal year. Mr. Lauren will also receive the pro-rata portion of his annual bonus for the fiscal year in which termination occurred to be paid when bonuses are normally paid. In addition, any unvested options will be forfeited.

     "Good Reason," for the purposes of the Lauren Agreement and the Newman Agreement (as hereinafter defined), means: (i) a material diminution in the executive's duties or the assignment to the executive of a title or duties inconsistent with his position; (ii) a reduction in base salary or annual incentive bonus opportunity; (iii) a failure by the Company to comply with any material provision of the executive's employment agreement; or (iv) the executive's ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of the Company's shareholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of section 162(m) of the Code; provided that the events described in clauses (i), (ii) and (iii) will not constitute Good Reason unless and until such diminution, reduction or failure (as applicable) has not been cured within thirty days after notice of such noncompliance has been given to the Company. "Cause" means: (i) the willful and continued failure by the executive to substantially perform his or her duties; (ii) a conviction of or plea of nolo contendere to a crime constituting any felony; or (iii) willful gross misconduct relating to the executive's employment that is materially injurious to the Company or subjects the Company to public ridicule or embarrassment.

     Pursuant to the Lauren Agreement, Mr. Lauren cannot compete with the Company during the term of his employment. In addition, if Mr. Lauren resigns his employment without Good Reason, then Mr. Lauren cannot compete with the Company in violation of the Lauren Agreement until the later of: (i) the expiration of the Term, or (ii) two years from the date of termination of employment. If Mr. Lauren resigns with Good Reason or if the Company terminates Mr. Lauren's employment without Cause, then Mr. Lauren cannot compete with the Company for two years from the date of termination of employment. If Mr. Lauren's employment is terminated for Cause, the Company may elect to prohibit Mr. Lauren from competing with the Company for up to two years in consideration for the payment of an amount equal to Mr. Lauren's base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Lauren is prohibited from competing with the Company.

     Michael Newman's Employment Agreement. Effective June 9, 1998, the Company entered into an amended and restated employment agreement with Mr. Newman (the "Newman Agreement"), which provides for his employment as Vice Chairman and Chief Operating Officer of the Company. The Newman Agreement has a term of five years (the "Newman Term"), subject to automatic, successive one year extensions thereafter unless either party gives the other twelve months prior notice that the Newman Term will not be extended. In addition, Mr. Newman's base salary will not be less than $900,000 and Mr. Newman will be eligible to earn an annual incentive bonus calculated as a percentage of the Company's Income Before Taxes ("IBT") in excess of $75 million. For IBT of $75 million to $150 million, Mr. Newman will receive 1.75% of IBT in excess of $75 million. For IBT of $150 million to $200 million, Mr. Newman will receive 1% of IBT in excess of $150 million. For IBT over $200 million, Mr. Newman will receive 0.5% of IBT in excess of $200 million. Under the Newman Agreement, Mr. Newman's total incentive bonus may not exceed $3 million per year and Mr. Newman's entitlement to payment of an incentive bonus during any period when the compensation payable pursuant to the Newman Agreement is subject to the deduction limitations of section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual incentive bonus opportunity that complies with the requirements of section 162(m) of the Code.

     Upon the commencement of the Company's initial public offering on June 11, 1997, Mr. Newman was granted restricted shares of Class A Common Stock with a fair market value (based upon the initial public offering price of the Class A Common Stock) equal to $2 million. The restricted shares vested immediately with respect to one third of the shares, and vest ratably with respect to the remaining shares on each of the second and third anniversaries of the commencement of the initial public offering, subject to Mr. Newman's continued employment with the Company. The restricted shares which vested immediately were awarded to Mr. Newman as payment of his fiscal 1997 bonus. Upon commencement of the initial public offering, Mr. Newman was also granted options to acquire 350,000 shares of Class A Common Stock with an exercise price equal to $26 (the initial public offering price). In addition, with respect to at least each of the first three fiscal years occurring after the commencement of the initial public offering, Mr. Newman will be granted options to purchase 150,000 shares of Class A Common Stock at an exercise price equal to the fair market value per share of Class A Common Stock as of the date of grant. All of Mr. Newman's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     Pursuant to the Newman Agreement, if Mr. Newman resigns for Good Reason or if the Company terminates his employment without Cause, then Mr. Newman will receive a pro-rata portion of his incentive bonus for the year of termination plus an amount, payable over a three-year period, equal to the sum of: (i) the greater of (x) three and (y) five, less the number years (including fractions thereof) that shall have elapsed since June 11, 1997 (the commencement of the initial public offering), times his annual base salary, plus (ii) two times his average annual incentive bonus paid over the preceding two years. Any unvested restricted shares or options will continue to vest as scheduled, provided that Mr. Newman continues to comply with certain non-competition and other restrictive covenants. In addition, Mr. Newman will be entitled to (i) continued participation in the Company's health benefit plans during such three-year period, (ii) continued use of the Company automobile until the then existing lease expires and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Newman's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. Newman's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If the Company elects not to extend the Newman Term, then Mr. Newman will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his average annual incentive bonus paid over the preceding two years and any unvested restricted shares or options will continue to vest as described in the preceding paragraph. If Mr. Newman resigns without Good Reason or if the Company terminates his employment for Cause or if Mr. Newman elects not to renew the Newman Term, the Company will pay Mr. Newman his full salary through the date of termination and any unvested restricted shares and options will be forfeited. In the event of Mr. Newman's termination due to his death or disability, Mr. Newman will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination. In the event of Mr. Newman's death or termination due to disability, any unvested restricted shares and options held by him will vest.

     Pursuant to the Newman Agreement, Mr. Newman may not compete with the Company during the term of Mr. Newman's employment. If Mr. Newman resigns his employment without Good Reason, then he cannot compete with the Company in violation of the Newman Agreement for the later of (i) five years from the date of the commencement of the initial public offering and (ii) two years after his employment ends. If Mr. Newman resigns for Good Reason or the Company terminates his employment without Cause, then he cannot compete with the Company for two years from the date of termination of his employment. If Mr. Newman's employment is terminated for Cause, the Company may elect to prohibit Mr. Newman from competing with the Company for up to two years in consideration for the payment of an amount equal to Mr. Newman's base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Newman is prohibited from competing with the Company.

     Employment Agreements with Other Executives. The Company has entered into employment agreements with each of Mr. Isham and Ms. Sterling Udell (the "Employment Agreements").

     The Employment Agreements provide that the Company will pay the executive an annual salary determined by the Board of Directors and a bonus or incentive compensation in any fiscal year as determined by the Board in its discretion. The Employment Agreements have an indefinite term and generally provide that if the executive resigns for "good reason" or if his or her employment is terminated by the Company, other than because of death, disability or "cause," the executive is entitled to the following severance payments so long as the executive complies with certain non-compete covenants: (i) continued salary payments (less applicable withholdings) for a period of 36 months, (ii) payments (less applicable withholdings), in the manner then in effect and through the end of the then current fiscal year, of any incentive or bonus program in effect for the executive on the date his employment was terminated, and thereafter through the end of the 36 month post-termination period, a monthly payment equal to one-twelfth of the yearly average incentive or bonus compensation earned during such current fiscal year and/or based on prior periods, (iii) continued participation in the Company's health benefit plans, provided that if the executive is provided with similar coverage by a subsequent employer, any such coverage by the Company will cease, (iv) continued use of the Company automobile leased for the executive's use until the then existing auto lease term expires, and (v) waiver of the collateral interest securing return to the Company of premiums paid by the Company for the executive's existing split-dollar insurance policy. If a change of control of the Company occurs prior to the executive's termination of employment, then the executive will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     Generally, the executive's entitlement to severance payments are conditioned upon their compliance with the following non-compete covenants: (i) the executive agrees not to accept other employment during his or her term of employment without the written approval of the Board of Directors, (ii) the executive agrees that for the duration of his or her employment and for a period of 36 months from the date of termination, the executive will not, on his or her own behalf or any other person or entity, hire, solicit or encourage any employee of the Company to leave the employ of the Company, and (iii) the executive agrees that for the duration of his or her employment and for a period of 36 months from the date of termination, the executive will take no action which is intended, or would be reasonably expected, to harm (e.g., making public derogatory statements or misusing confidential Company information) the Company or its reputation.

1997 STOCK INCENTIVE PLAN

     The Company's 1997 Long-Term Stock Incentive Plan (the "1997 Stock Incentive Plan") is intended generally to promote the interests of the Company and its stockholders by: (i) attracting and retaining exceptional officers and other employees, directors and consultants of the Company and its subsidiaries;
(ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. All officers or other employees, consultants to, or directors of the Company or any of its subsidiaries are eligible to be designated a participant under the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan is currently administered by a subcommittee of two members of the Compensation Committee designated by the Board of Directors to administer the 1997 Stock Incentive Plan (the "Stock Plan Committee"), each of whom is a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and an "outside director" (within the meaning of section 162(m) of the Code), to the extent Rule 16b-3 and section 162(m), respectively, are applicable to the Company and the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan authorizes the grant of awards to participants with respect to a maximum of 10,000,000 shares of the Company's Class A Common Stock (the "Shares"), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options;
(ii) stock options intended to qualify as incentive stock options under section 422 of the Code; (iii) stock appreciation rights; (iv) restricted stock and/or restricted stock units; (v) performance awards and (vi) other stock based awards; provided, that the maximum number of Shares with respect to which stock options and stock appreciation rights may be granted to any participant in the 1997 Stock Incentive Plan in any fiscal year may not exceed 600,000 and the maximum number of Shares which may be paid to a participant in the 1997 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the 1997 Stock Incentive Plan) in respect of a single performance period will be 600,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If any Shares covered by an award granted under the 1997 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such award will again be, or will become, Shares with respect to which awards may be granted under the 1997 Stock Incentive Plan.

     Awards made under the 1997 Stock Incentive Plan are subject to such terms, including vesting and exercise price, if applicable, as may be determined by the Stock Plan Committee and specified in the applicable award agreement or thereafter; provided, that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code. Payment in respect of the exercise of an option granted under the 1997 Stock Incentive Plan may be made in cash, or its equivalent (or, if so determined by the Stock Plan Committee, with the proceeds of a loan advanced by the Company for purposes of paying the exercise price), or (i) by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months) or (ii) subject to such rules as may be established by the Stock Plan Committee, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

     In addition to the foregoing, the Stock Plan Committee has the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and stock appreciation rights are intended to qualify as "performance-based compensation" under section 162(m) of the Code provided that the exercise price or grant price, as the case may be, is established by the Stock Plan Committee to be equal to the Fair Market Value (as defined in the 1997 Stock Incentive Plan) per Share as of the date of grant, this form of award enables the Stock Plan Committee to treat certain other awards (including stock options and stock appreciation rights with an exercise price less than Fair Market Value) under the 1997 Stock Incentive Plan as "performance-based compensation" and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are "covered employees" as defined in section 162(m) of the Code.

     Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Stock Plan Committee for such period. The Stock Plan Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 1997 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (or subsidiary, affiliate, division or operational unit in the Company) and will be limited to the following: return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, profit margin, earnings per share, net earnings, operating earnings, price per share, earnings before interest and taxes and sales or market share.

     With regard to a particular performance period, the Stock Plan Committee has the discretion, subject to the 1997 Stock Incentive Plan's terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. Such discretion will be exercised by the Stock Plan Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Stock Plan Committee upon the period's close. In determining entitlement to payment in respect of a Performance Compensation Award, the Stock Plan Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under section 162(m) of the Code.

     Each award, and each right under any award, is exercisable only by the participant during the participant's lifetime, or, if permissible under applicable law, by the participant's guardian or legal representative and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any affiliate; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Stock Plan Committee has the discretion under the 1997 Stock Incentive Plan to provide that options granted under the 1997 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

     In the event of a "change of control" (as defined in the 1997 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such change of control.

     The Board may amend, alter, suspend, discontinue, or terminate the 1997 Stock Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination (i) will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, and (ii) may adversely affect the rights of any participant with respect to awards previously granted under the 1997 Stock Incentive Plan without such participant's consent.

     In fiscal 1998, awards under the 1997 Stock Incentive Plan in the form of nonqualified stock options representing the right to acquire an aggregate of approximately 4,054,385 Shares (net of forfeitures) were granted to employees of the Company and its subsidiaries, including without limitation, the Company's Chief Executive Officer and other executive officers of the Company. Of such option grants, options to acquire 1,137,000 Shares were granted to all executive officers as a group, including options to acquire 500,000, 350,000, 100,000, 100,000, 29,000, 29,000 and 29,000 Shares to Messrs. Lauren, Newman, Isham, Ms. Sterling Udell, Mr. Cohen, Ms. Platoni Poli and Ms. Rosenbach, respectively.

     In addition, pursuant to the Newman Agreement, in fiscal 1998 Mr. Newman was awarded 76,923 restricted shares under the 1997 Stock Incentive Plan.

1997 NON-EMPLOYEE DIRECTOR OPTION PLAN

     A maximum of 500,000 shares of Class A Common Stock, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, has been reserved by the Company for issuance pursuant to options under the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Non-Employee Director Option Plan").

     Eligible persons under the plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). The 1997 Non-Employee Director Option Plan is intended to be a largely self-governing formula plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board of Directors of the Company.

     Each person who is an Outside Director as of April 1 of each calendar year during the term of the 1997 Non-Employee Director Option Plan and who first became a Director prior to October 1 of the preceding year will receive an option to purchase 3,000 shares of Class A Common Stock as of such date; and
(ii) each Person who first becomes an elected director after the effective date of the initial public offering will receive an option to purchase 7,500 shares of Class A Common Stock on the date of their initial election. All options granted under the 1997 Non-Employee Director Option Plan will be "nonqualified" stock options subject to the provisions of section 83 of the Code.

     In fiscal 1998, Messrs. Bennack, Questrom, Semel and Strom each received options to purchase 7,500 shares of Class A Common Stock on the date of their initial election. On April 1,

1998, Messrs. Questrom, Semel and Strom, each of whom was a Director prior to October 1, 1997, each received options to purchase 3,000 shares of Class A Common Stock.

     Options will vest and become exercisable with respect to 50% of the shares initially subject to the options on each of the first and second anniversaries of the date of grant subject to an outside Director's continued service as a Director of the Company, and will terminate on the earliest of the following:
(a) the expiration of ten years from the date of grant; and (b) the expiration of two years from the date the optionee's service as an Outside Director terminates for any reason.

     The exercise price per share of Class A Common Stock purchasable under all options granted under the 1997 Non-Employee Director Option Plan is the Fair Market Value (as defined in the 1997 Non-Employee Director Option Plan) of a share of Class A Common Stock on the date the option is granted. Payment in respect of the exercise of an option granted under the 1997 Non-Employee Director Option Plan may be made in cash, or its equivalent (or if so determined by the Board of Directors, with the proceeds of a loan advanced by the Company for the purposes of paying the exercise price) or (i) by exchanging shares owned by the Outside Director (which are not the subject of any pledge or other security interest and which have been owned by such Outside Director for at least six months) or (ii) subject to such rules as may be established by the Board of Directors, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

     The Company's Board of Directors may amend, suspend or discontinue the 1997 Non-Employee Director Option Plan at any time except that (i) any such amendment will comply with all applicable laws and stock exchange listing requirements,
(ii) any amendment for which stockholder approval is required by law or in order to maintain continued qualification of the 1997 Non-Employee Director Option Plan under any applicable tax or regulatory requirement will not be effective until such approval has been obtained and (iii) no amendment may adversely affect the rights of any optionee with respect to options previously awarded under the 1997 Non-Employee Director Option Plan without his or her consent.

     Awards may be transferred by a grantee only by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee.

EXECUTIVE INCENTIVE PLAN

     The Company's executive incentive plan (the "Executive Incentive Plan") is designed to motivate officers and other key employees of the Company to achieve and exceed the Company's annual strategic goals. During fiscal 1998, approximately 125 employees were eligible to receive a bonus award pursuant to the Executive Incentive Plan.

     Under the Executive Incentive Plan, each participant was eligible in fiscal 1998 to receive three levels of incentive bonus (each expressed as a percent of such participant's annual base salary) according to his or her position in the Company, if pre-established pre-tax net income objectives of the Company and/or of the participant's operating division were met. In fiscal 1998, the bonus award of the Company's Group Presidents and Design Senior Vice Presidents pursuant to the Executive Incentive Plan was based 50% on the satisfaction of pre-tax income objectives for the Company as a whole and 50% on the satisfaction of pre-tax income objectives for each such participant's operating division. The bonus awards of most other participants working in the Company's operating divisions were based 30% on the satisfaction of pre-tax income objectives for the Company as a whole and 70% on the satisfaction of pre-tax income objectives for the participant's operating division. In addition, designated participants working in centralized Company positions had their bonus determined entirely according to overall Company performance. In addition to net income goals, each operating division and centralized group sets three to four other quantitative performance goals aimed at strengthening fundamental aspects of the business of the Company. Accomplishment of these objectives can increase the incentive payout of participants. No payments will be made under the Executive Incentive Plan in any fiscal year in which the Company is not profitable, regardless of the performance of any particular division.

     In fiscal 1998, the maximum bonus payable under the Executive Incentive Plan as a percent of salary was 100% for the Group Presidents and Design Senior Vice Presidents, 60% for the Company's Senior Vice Presidents and Divisional Presidents and 40% or less for all other participants. These maximums remain in effect for fiscal 1999, but participants will be eligible to earn their bonuses on a continuum representing a percentage of from 5-100% of their maximum bonus.

PENSION PLANS

     Polo Ralph Lauren Profit Sharing Retirement Savings Plan. The Company maintains and administers separate employee contribution/profit sharing plans with substantially identical terms for salaried and hourly employees of the Company, which are designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code (the "401K Plans"). In addition, prior to fiscal 1999, the Company maintained and administered a separate employee contribution plan for employees of Polo Retail Corporation (the "PRC 401K Plan").

     All of the Company's employees not covered by a collective bargaining agreement with 12 months of consecutive service (except Polo Retail Corporation employees prior to fiscal 1999) are eligible to participate in the 401K Plans. The 401K Plans provides that each participant may defer up to 10% of his or her total compensation, subject to statutory limits. However, "highly compensated employees" may only defer up to 6% of their total compensation, subject to statutory limits. The Company is obligated to make a matching contribution to the 401K Plans for each participant equal to $.50 for each $1.00 deferred by the participant, except that no matching contribution will be made with respect to a participant's contribution in excess of 6% of his or her compensation. The Company may also make discretionary contributions to the 401K Plans, allocated among all eligible employees in proportion to their eligible compensation.

     Participants in the 401K Plans are always 100% vested in their own contributions, and any investment gains or losses thereon. Company contributions, and any investment gains or losses thereon, vest 20% following the participant's third year of service and an additional 20% annually thereafter; provided, however, that the participant will become 100% vested if he or she dies, becomes disabled or reaches his or her retirement age. Subject to certain restrictions and tax consequences, a participant can receive the vested value of his or her 401K Plans account as a distribution upon leaving the employ of the Company, retiring, becoming disabled or upon his or her death.

     Polo Retail Corporation employees with at least one year of service are eligible to participate in the PRC 401K Plan. The PRC 401K Plan provides that each participant may defer up to 15% of his or her total compensation, subject to statutory limits. The Company is obligated to make a matching contribution to the PRC 401K Plan for each participant equal to $.50 for each $1.00 deferred by the participant, except that no matching contributions will be made with respect to a participant's contribution in excess of 6% of his or her compensation. The Company may also make discretionary contributions to the PRC 401K Plan allocated among all eligible employees in proportion to their eligible compensation.

     Participants in the PRC 401K Plan are always 100% vested in their own contributions, any investment gains or losses thereon. Company contributions, and any investment gains or losses thereon, vest 40% following the participant's second year of service and any additional 20% annually thereafter; provided, however, that the participant will become 100% vested if he or she dies, becomes disabled or reaches his or her retirement age. Subject to certain restrictions and tax consequences, a participant can receive the vested value of his or her PRC 401K Plan account as a distribution upon leaving the employ of the Company, retiring, becoming disabled or upon his or her death.

     Effective March 30, 1998, the PRC 401K Plan was merged with the 401K Plans. Under the merged plans, each participant may defer up to 15% of his or her total compensation, subject to statutory limits. However, "highly compensated employees" may defer up to 6% of their total compensation, subject to statutory limits. Participants are always 100% vested in their own contributions, and any investment gains or losses thereon. Company contributions, and any investment gains or losses thereon, vest 40% following the participant's second year of service and any additional 20% annually thereafter; provided, however, that the participant will become 100% vested if he or she dies, becomes disabled or reaches his or her retirement age.

     Supplemental Executive Retirement Plan. Key employees of the Company are eligible to participate in the Company's Wealth Accumulation Plan, recently renamed the Supplemental Executive Retirement Plan to more accurately describe the principal purpose of the plan. With respect to each plan year during which the Company reports a profit on a consolidated basis, the Company will credit a contribution to each participant's Supplemental Executive Retirement Plan account equal to 5% of his or her cash compensation, including incentive bonus, for such plan year, provided that such participant is either employed by the Company on the last day of such plan year, or has terminated employment by reason of death, retirement or disability during such plan year. Generally, the Supplemental Executive Retirement Plan provides that interest will be credited to each participant's account at 120% of the average of Moody's Long Term Composite Corporate Bond Index. However, if a participant suffers a disability or in the event that the Supplemental Executive Retirement Plan is terminated by the Company, such participant's account will be credited with 100% of Moody's Long Term Composite Corporate Bond Index rate.

     All amounts credited to a participant's Supplemental Executive Retirement Plan account will vest at the rate of 10% after the first year of participation, an additional 15% after two years of participation, an additional 20% after three years of participation, an additional 25% after four years of participation, and an additional 30% after the completion of five years of participation. In addition, each participant will be 100% vested upon attainment of age 60, at his or her death if prior to termination of employment or upon the occurrence of a disability. If the Supplemental Executive Retirement Plan is terminated within five years following a "change of control" of the Company (as defined in the Supplemental Executive Retirement Plan), each participant's account will become 100% vested. Moreover, in the event that a participant is involuntarily terminated within five years of a change of control of the Company, except for "cause," such participant will be 100% vested and may receive distributions as if the Supplemental Executive Retirement Plan had been terminated. Participants are eligible to receive distributions of the vested amounts in their Supplemental Executive Retirement Plan accounts upon retirement or in certain predesignated years. In addition, participants may receive distributions in case of termination of employment, death, disability or termination by the Company of the Supplemental Executive Retirement Plan.

     Following the Company's initial public offering, the Compensation Committee (the "Committee") of the Board of Directors was established in September 1997. Prior to the Company's initial public offering in June 1997, the Company's senior management was directly involved in setting compensation for the Company's executive officers, including those named in the Summary Compensation Table. Certain fiscal 1998 compensation matters, including salary, bonus criteria and goals, and stock option grants, were set by senior management and the Board of Directors before the initial public offering and, accordingly, the members of the Board signing below are signing this Compensation Committee Report with respect to compensation decisions made after the initial public offering.

     In setting compensation levels for the most senior executive officers, the Board authorized, and the stockholders (at the time) approved, employment agreements with such executives. These agreements are summarized in this Proxy Statement. They provide, in the case of Messrs. Lauren and Newman, among other things, base salary levels, annual stock option grants and provision for annual bonuses. The Board also authorized the 1997 Stock Incentive Plan (which was also approved by the stockholders at the time) and stock option grants to employees, including the executives not provided for by contract. The Committee and its subcommittee of Non-Employee Directors are responsible for reviewing and approving the compensation paid to the Company's executives, including the Named Executive Officers.

COMPENSATION COMMITTEE REPORT

     The Company's compensation and benefit programs are designed to attract, retain and motivate highly-qualified executives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. These compensation criteria are measured both internally and in comparison with a group of companies that compete with the Company for business and/or for executive and creative talent. The Company's compensation structure consists of base salary, variable annual cash bonuses, long-term incentive awards in the form of stock options, benefits and deferred compensation.

     Base Salary and Bonus. The Company's employment agreements with Messrs. Lauren and Newman set forth base salary amounts and provide for an annual bonus payable for attaining performance goals. See "Employment Agreements." Salary levels for the other executive officers reflect historical levels (including normal increases thereto) and for many executives reflect their long tenures with the Company. The Committee will adjust executive salaries annually based on its assessment of each individual executive's performance and prevailing compensation levels among the Company's competitors and U.S. general industry companies. The Company's competitors, for this purpose, include certain of the companies included in the industry index used for comparison with the Company's performance in the Comparison of Cumulative Total Return graph which follows this report, as well as other companies which, in the Committee's view, compete with the Company for executive talent. These competitors may also include non-public companies and companies in related industries such as retailing or apparel wholesaling.

     Annual bonuses for the Company's executive officers (other than Messrs. Lauren and Newman), are provided for by the Executive Incentive Plan, which is designed to motivate officers and other key employees of the Company to achieve and exceed the Company's annual financial and strategic goals. See "Executive Incentive Plan." Under the Executive Incentive Plan, each executive is eligible to receive various levels of a target incentive bonus (expressed as a percentage of such executive's annual base salary) according to his or her position in the Company, if pre-established pre-tax net income objectives of the Company and/or of the executive's operating division are met. In addition to net income goals, each operating division and corporate staff department sets approximately three or four other strategic goals aimed at strengthening fundamental aspects of the business of the Company. Accomplishment of these strategic goals, which vary by division and corporate staff department, can increase the incentive payout of executives up to maximum levels. For fiscal 1998, bonuses paid to executives reflect the record level of pre-tax net income achieved by the Company and the attainment of strategic goals by the Company and its operating divisions.

     Long-Term Equity-Based Incentives. Individual stock option awards granted during fiscal 1998, whether made pursuant to employment agreements or under the 1997 Stock Incentive Plan, were based on the executive's position in the Company. See "1997 Long-Term Incentive Stock Option Plan."

     The Committee has the responsibility of governing long-term equity-based incentive grants to eligible executive officers and employees of the Company. The Committee anticipates that future awards primarily will be in the form of stock options, but also may include restricted stock and other performance and stock-based awards. The Committee expects that the size of future individual awards will continue to reflect each executive's position and individual performance.

     Chief Executive Officer Compensation. Mr. Lauren's compensation is governed by the terms of his employment agreement with the Company and recognizes that his leadership is a critical element of the Company's success. See "Employment Agreements." It also reflects Mr. Lauren's standing in the industry, his establishment of the Company and long-term dedication to its success.

     Pursuant to his employment agreement, Mr. Lauren's base salary is set at $1,000,000. Mr. Lauren's employment contract provides for an annual bonus within an expected range of $2,000,000 to $5,000,000, with $3,500,000 payable for attaining performance goals. The Committee resolved that Mr. Lauren's fiscal 1998 performance bonus amount be set based against a continuum of Company pre-tax income targets. Based on the Company's pre-tax income of $199,596,000 in fiscal 1998, Mr. Lauren's annual bonus was $4,365,000.

     Upon commencement of the Company's initial public offering, Mr. Lauren was granted options to purchase 500,000 shares which vested immediately of the Company's Class A Common Stock at the initial public offering price. As provided by his employment agreement, additional grants of 250,000 options each will be made in fiscal 1999, fiscal 2000 and fiscal 2001.

     Certain Tax Matters. Tax laws limit the deduction that a publicly-held corporation is allowed for compensation paid to its chief executive officer and to its four most highly compensated other executive officers. Generally, amounts paid in excess of $1 million to the chief executive officer or another such executive, other than performance compensation, cannot be deducted. For companies that have recently become publicly held, certain transition rules delay the applicability of this limit for compensation paid pursuant to a plan or arrangement that existed before the Company's shares were publicly held.

     The Committee intends to consider ways to maximize the deductibility of executive compensation, but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portion of compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company in the future.

    Members of the Compensation Committee
       Richard A. Friedman
       Allen Questrom
       Terry S. Semel

PERFORMANCE GRAPH

     The following graph compares the cumulative total return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Super Cap Textile Index for the period from June 11, 1997 (the date the Class A Common Stock was priced in connection with the Company's initial public offering) through March 27, 1998. The returns are calculated by assuming an investment in the Company's Class A Common Stock and each index of $100 on June 11, 1997, with all dividends reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      JUNE 11, 1997 THROUGH MARCH 27, 1998

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               POLO               S&P 500           S&P SC TEX
11-JUN-97                                  100                 100                 100
27-MAR-98                                  115                 128                 116

                                                                   VALUE ON
                                                                MARCH 27, 1998
                                                                --------------
Polo Ralph Lauren Corporation...............................         $115
Standard & Poor's 500 Index.................................         $128
Standard & Poor's Super Cap Textile Index...................         $116

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION OF PARTNERSHIPS AND REORGANIZATION

     In connection with its initial public offering, the Company effected an internal reorganization and certain other transactions including the PRC Acquisition and the Trademark Acquisition (each as hereinafter defined), all of which were completed prior to or simultaneously with the closing of the initial public offering.

     From October 1994 until June 9, 1997, the Company conducted its operations primarily through two operating partnerships, Polo Ralph Lauren Enterprises, LP ("Enterprises") and Polo Ralph Lauren, L.P. ("Polo LP"), and subsidiaries of Polo L.P. In connection with the formation of Enterprises and Polo LP in October 1994, the GS Group purchased an aggregate 28.5% limited partnership interest in Enterprises and an aggregate 0.3986% limited partnership interest in Polo LP for a purchase price of $128 million, and Mr. Lauren, a corporation wholly owned by Mr. Lauren, and Peter Strom (formerly the Vice Chairman of the Company's predecessor and presently a member of the Company's Board of Directors) received an aggregate 70.5% limited partnership interest and a 1.0% general partnership interest in Enterprises and a 1.0% general partnership interest in Polo LP. Effective April 1995, Mr. Lauren acquired Mr. Strom's interests in Enterprises and a predecessor corporate entity. In October 1995, the Company purchased certain of the assets of the Company's unaffiliated former womenswear licensing partner, Ralph Lauren Womenswear Inc., a wholly owned subsidiary of Bidermann Industries Corp., and formed The Ralph Lauren Womenswear Company, L.P. ("Womenswear LP" and, together with Enterprises and Polo LP, the "Operating Partnerships"). Simultaneously with such acquisition, the GS Group purchased a 0.3986% limited partnership interest in Womenswear LP. In addition, Mr. Lauren purchased indirectly, through Polo Ralph Lauren Womenswear, Inc., a corporation wholly owned by Mr. Lauren ("PRLW"), a 1.0% general partnership interest in Womenswear LP in October 1995. At the time of the formation of Enterprises and Polo LP, each of the GS Group and Mr. Lauren made loans to Enterprises in the aggregate principal amount of $7 million and $17 million, respectively (the "Subordinated Notes"). The Company used a portion of the net proceeds of the initial public offering to prepay the Subordinated Notes.

     In May 1997, a corporation wholly owned by Mr. Lauren through which he held certain interests in Enterprises and Polo LP merged into the Company, a newly formed entity also wholly owned by Mr. Lauren pursuant to which Mr. Lauren received 44,670,942 shares of Class B Common Stock. On June 9, 1997 the Company declared the Dividend (as hereinafter defined) and the GS Group contributed their interests in the Operating Partnerships to the Company in exchange for 24,920,979 shares of Class C Common Stock and promissory notes (the " Reorganization Notes"). Simultaneously with such contribution by the GS Group, Mr. Lauren and a partnership controlled by Mr. Lauren, RL Holding, L.P., contributed their interests in the Operating Partnerships, and Mr. Lauren contributed all of the outstanding capital stock of PRLW, to the Company in exchange for 17,850,576 shares of Class B Common Stock and the Reorganization Notes (the "Reorganization"). In connection with such contributions, Enterprises and Polo LP were dissolved.

     Prior to the Reorganization, (i) the Operating Partnerships made distributions to their partners of a portion of their undistributed earnings (and the Company then distributed to its sole stockholder the amount received by it), (ii) the Company distributed to its sole stockholder all of its assets (other than interests in the Operating Partnerships and contracts relating to the PRC Acquisition) and (iii) the Company declared a dividend to its sole stockholder of $22.0 million which was the Company's estimate at such time of its sole stockholder's share of the undistributed earnings of the Operating Partnerships through the closing of the Reorganization which had been or would be included in the taxable income of its sole stockholder (the "Dividend"). The amount of the Reorganization Notes, $21.0 million, represented the Company's estimate of the Dividend that the holders of the Reorganization Notes would have received if they had owned on the record date of the Dividend the number of shares of Common Stock that they received pursuant to the Reorganiza-tion. The Dividend and the Reorganization Notes were paid out of a portion of the net proceeds of the initial public offering. The actual amount of undistributed earnings through the closing of the Reorganization was later determined to be in excess of the sum of the amount of the Dividend and the Reorganization Notes, and, as such, the Company declared and paid a second dividend (the "Second Dividend") to the holders of the Class B Common Stock and the Class C Common Stock in the amount of $3.9 million and $1.5 million, respectively, being the amount of the difference. The holders of Class B Common Stock and Class C Common Stock received $708.4 million in the aggregate, from the sale of shares of Class A Common Stock in the initial public offering, the payment of the Dividend, the Second Dividend and other partner distributions from the Operating Partnerships in fiscal 1998 and the repayment of the Reorganization Notes and the Subordinated Notes.

     Simultaneously with the Reorganization, the Company also acquired from RL Family, L.P. ("Family LP"), a partnership of which Mr. Lauren is the sole general partner, Family LP's sole membership interest in RL Fragrances, LLC ("Fragrances LLC"), an entity which holds the trademarks and rights under a license agreement relating to the Company's U.S. fragrance business and the interest which the Company did not previously own in The Polo/Lauren Company, L.P. in exchange for 1,557,503 shares of Class B Common Stock (the "Trademark Acquisition"). The Polo/Lauren Company, L.P. holds the trademarks relating to the Company's international licensing business.

POLO RETAIL CORPORATION

     On March 21, 1997, the Company and its subsidiary, Polo Ralph Lauren Retail Corp ("PRL Retail"), entered into negotiated, arms-length purchase agreements with Mr. David J. Hare (an officer of the Company from April 1997 to September
1997), Mr. William G. Merriken (an employee of Polo Retail Corporation ("PRC")) and Franklin Retail Corporation for the acquisition of the 50% interest in PRC not already owned by PRL Retail. The aggregate consideration paid was $10.0 million, of which $8.3 million was paid in cash on April 3, 1997, $1.0 million was paid in cash on May 15, 1997, $0.3 million was paid in cash on June 3, 1997 and $0.4 million was paid on June 17, 1997 in 15,385 shares of Class A Common Stock.

     Also on March 21, 1997, the Company and PRL Retail entered into a negotiated arms-length purchase agreement and three assignment and assumption agreements with third parties including Mr. John Slater (an employee of a subsidiary of PRC), to acquire a minority interest and three limited partnership interests in Perkins Shearer Polo Ltd. and San Francisco Polo Ltd., respectively, both of which are subsidiaries of PRC that are now wholly owned. The aggregate consideration for such acquisitions was $0.4 million, of which $0.1 million was paid in cash on April 3, 1997 and $0.3 million was paid on June 17, 1997 in 11,538 shares of Class A Common Stock (the transactions entered into by the Company and PRL Retail on March 21, 1997 are collectively referred to herein as the "PRC Acquisition").

REGISTRATION RIGHTS AGREEMENTS

     Certain of the Lauren Family Members (as defined below), the GS Group and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which each of the Lauren Family Members and GS Group have certain demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock and Class C Common Stock, as the case may be, held by them). With respect to the demand rights of the Lauren Family Members, the Lauren Family Members may make a demand once every nine months. With respect to the demand rights of the GS Group, the GS Group may make a demand once every nine months so long as the GS Group owns at least 10% of the Common Stock outstanding. Once its ownership of the Common Stock is less than 10% of the outstanding shares of Common Stock, the GS Group may make one additional demand; provided, however, that if the sale of Class A Common Stock pursuant to such demand registration does not result in the GS Group owning less than 5% of the Common Stock due to a cutback in the number of shares that it may include in such registration, such demand will not count as its one demand. In the case of each demand registration, at least $20 million of Class A Common Stock must be requested to be registered. The Lauren Family Members and the GS Group also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock and Class C Common Stock, as the case may be, under any registration statement filed by the Company, subject to certain limitations.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders and taxes payable by the selling stockholders) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. The Company also must indemnify such persons and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933.

     As used in this Proxy, the term "Lauren Family Members" includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a "Lauren Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren's spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and
(iv) any limited liability or similar company if at least a majority of the economic interest of the Company is owned by Lauren Family Members. The term "Lauren Family Trust" includes trusts the primary beneficiaries of which are Mr. Lauren, Mr. Lauren's spouse, Lauren Descendants, Mr. Lauren's siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

OTHER AGREEMENTS, TRANSACTIONS AND RELATIONSHIPS

     In connection with the Reorganization, the stockholders of the Company and the Company entered into a stockholders' agreement (the "Stockholders' Agreement") which set forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders' Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to the Operating Partnerships, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

     The Company has entered into indemnification agreements with each of its directors and certain executives. The indemnification agreements require, among other things, that the Company indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), the Company will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

     Pursuant to his employment agreement with the Company, for security purposes, Mr. Lauren and his family members are required to use the Company's or other acceptable private aircraft for any travel. Mr. Lauren reimburses the Company for personal use at swap rates charged to owners of airplanes, which rates are set by an independent aircraft management company. The Company believes that swap rates generally are lower than commercial charter rates for flights to similar destinations. Amounts reimbursed to the Company by Mr. Lauren for personal use of the Company's airplane in fiscal 1998 were approximately $379,000. In addition, five employees of the

Company perform services for Mr. Lauren which are non-Company related; four employees carry out domestic activities in Mr. Lauren's household and one employee works in an administrative assistant capacity. Mr. Lauren reimburses the Company for the full amount of the salary, benefits and other expenses relating to such employees. Pursuant to his employment agreement with the Company, Mr. Lauren will continue to be entitled to have such employees perform such services provided he reimburses the Company for the full amount of salary, benefits and other expenses relating to such employees. Amounts reimbursed to the Company by Mr. Lauren for his use of Company employees for non-Company related services in fiscal 1998 were approximately $367,000. In connection with the adoption of the "RRL" trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks "Ralph Lauren," "Double RL" and "RRL" in perpetuity in connection with, among other things, beef and living animals. The trademarks "Double RL" and "RRL" are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren engages in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly owned by Mr. Lauren. The Company pays the premiums on split-dollar life insurance policies on the lives of Mr. Lauren and his spouse. See "Executive Compensation -- Summary Compensation Table."

     During fiscal 1998, the Company and its licensing partners collectively spent approximately $113,000 on advertising in Swing Magazine, a monthly magazine owned by Mr. Lauren's son, David Lauren.

     Mr. Jerome Lauren, the Executive Vice President of Menswear Design of the Company, is Mr. Ralph Lauren's brother.

     The brother-in-law of Mr. John Idol, a former executive officer of the Company, owns 24% of RJS Scientific, Inc., one of the Company's Home Collection licensing partners. The Company believes the terms of its license agreement with RJS Scientific, Inc. are no less favorable to the Company than could be obtained from unaffiliated parties.

     Pursuant to his employment agreement with the Company, a former executive, Mr. David J. Hare, whose employment terminated in fiscal 1998, is entitled to the continued payment of his annual base salary of $750,000 through March 31, 2002, payment of his bonus for fiscal 1998 in the amount of $262,500, and continuation of certain benefits.

     Mr. Allen Questrom, a director of the Company, was the Chairman and Chief Executive Officer of Federated Department Stores, Inc. from February 1990 to May 1997. During fiscal 1998, Federated Department Stores, Inc. accounted for approximately $140 million of the Company's net sales.

     Pursuant to consulting arrangements between Peter Strom and the Company, Mr. Strom, a director of the Company, is paid $20,000 annually by the Company. In connection with his prior services as the Vice-Chairman of the Company's predecessor, Mr. Strom and his spouse are entitled to participate in the Company's medical benefits program.

     The GS Group owns (on a fully diluted basis) 34.7% of Koret, Inc., the parent of New Campaign, Inc., the Company's licensing partner for small leather goods and accessories. The Company believes that the terms of its arrangements with New Campaign, Inc. are no less favorable to the Company than could be obtained from unaffiliated parties.

     On April 24, 1996, the Company entered into a forward foreign exchange contract with Goldman, Sachs & Co. as a hedge relating to foreign licensing revenue to deliver 825 million yen on April 15, 1997 in exchange for approximately $8,083,000. On May 16, 1997, the Company entered into two forward foreign exchange contracts with Goldman, Sachs & Co. as a hedge relating to foreign licensing revenue to deliver 900 million yen on October 15, 1997 and 1.0 billion yen on April 15, 1998 in exchange for approximately $7,951,000 and approximately $9,070,000, respectively. Goldman, Sachs & Co. received customary fees for each of these forward foreign exchange contracts.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending April 3, 1999, subject to ratification of this appointment by the stockholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company since December 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof have any financial interest, direct or indirect, in the Company.

     One or more representatives of Deloitte & Touche LLP will (a) be present at the 1998 Annual Meeting of Stockholders, (b) have an opportunity to make a statement if he or she desires to do so and (c) be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company voting in person or by proxy at the 1998 Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 3, 1999. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Company without additional compensation.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company on or before February 26, 1999, to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

     The Company's Amended and Restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that, subject to the rights of any holders of Preferred Stock, only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     Under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain information about the nominating stockholder and the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Nothing in this section shall be interpreted or construed to require the inclusion of information about any Stockholder proposal in the Company's proxy statement.

                               OTHER INFORMATION

     As of the mailing date of this Proxy Statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                          Ralph Lauren
                                          Chairman & Chief Executive Officer

New York, New York
June 26, 1998

                            ------------------------

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED MARCH 28, 1998, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES.

                            ------------------------

                          POLO RALPH LAUREN CORPORATION

                              CLASS A COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Michael J. Newman, Nancy A. Platoni Poli and Victor Cohen, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 13, 1998, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE OF DIRECTOR, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                                   POLO RALPH LAUREN CORPORATION
                                                   P.O. Box 11045
                                                   New York, N.Y.  10203-0045

Item 1 - Election of (1) Class A Director          FOR NOMINEE  {  }                  WITHHELD AUTHORITY {  }
         Nominee for Class A Director:                                                FOR NOMINEE
         Allen Questrom

Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }

                  IF YOU PLAN ON ATTENDING { }      Change of Address and/or { }
                  THE 1998 ANNUAL MEETING,          Comments Mark Here
                  PLEASE CHECK THE BOX

                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                    DATED:                                , 1998
                                          --------------------------------

                                    --------------------------------------------

                                    SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------

                                    SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------
                                                        TITLE

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OF BLUE INK.  {   }

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                          POLO RALPH LAUREN CORPORATION

                              CLASS B COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Michael J. Newman, Nancy A. Platoni Poli and Victor Cohen, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 13, 1998, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES OF DIRECTORS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

                                                   POLO RALPH LAUREN CORPORATION
                                                   P.O. Box 11045
                                                   New York, N.Y.  10203-0045

Item 1 - Election of (5) Class B Directors         FOR NOMINEES  {  }                 WITHHELD AUTHORITY {  }
         Nominees for Class B Directors:                                              FOR NOMINEES
         Ralph Lauren
         Michael J. Newman
         Frank A. Bennack, Jr.
         Terry S. Semel
         Peter Strom

Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }

                  IF YOU PLAN ON ATTENDING { }      Change of Address and/or { }
                  THE 1998 ANNUAL MEETING,          Comments Mark Here
                  PLEASE CHECK THE BOX

                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                    DATED:                               , 1998
                                          -------------------------------

                                    --------------------------------------------

                                    SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------

                                    SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------
                                                      TITLE

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OF BLUE INK.  {   }

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                          POLO RALPH LAUREN CORPORATION

                              CLASS C COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Michael J. Newman, Nancy A. Platoni Poli and Victor Cohen, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class C Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 13, 1998, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE OF DIRECTOR, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

                                                   POLO RALPH LAUREN CORPORATION
                                                   P.O. Box 11045
                                                   New York, N.Y.  10203-0045

Item 1 - Election of (1) Class C Director          FOR NOMINEE  {  }                  WITHHELD AUTHORITY {  }
         Nominee for Class C Director:                                                FOR NOMINEE
         Richard A. Friedman

Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }

                  IF YOU PLAN ON ATTENDING { }      Change of Address and/or { }
                  THE 1998 ANNUAL MEETING,           Comments Mark Here
                  PLEASE CHECK THE BOX

                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                    DATED:                                , 1998
                                          --------------------------------

                                    --------------------------------------------

                                    SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------

                                    SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------
                                                       TITLE

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OF BLUE INK.  {   }

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)